EXHIBIT 99.2

[BIOSOURCE LOGO]
                                                CONTACT:
                                                Charles Best
                                                Chief Financial Officer
                                                BioSource International, Inc.
                                                chuckb@biosource.com
                                                (805) 383-5249


BIOSOURCE INTERNATIONAL ANNOUNCES AMENDMENT TO STOCK REPURCHASE PROGRAM CAMARILLO, CALIF.- JULY 23, 2002

BioSource International, Inc. (NASDAQ:BIOI), BioSource International, Inc. announced today that the Board of Directors has approved an amendment to its current stock repurchase program. The Board has authorized the Company to repurchase up to an additional $5,000,000 of its common stock, bringing the total approved stock repurchase amount to $10,000,000. To date, the Company has repurchased 826,000 common shares at an average per share price of $6.03, or an aggregate of $4,981,582. The repurchases are to be made at the discretion of management and can be made at any time, as market conditions warrant.

"Increasing the amount of our stock repurchase authorization gives us the flexibility to continue to buy back common shares in the future so long as prices remain attractive" stated Leonard Hendrickson, President and Chief Executive Officer of BioSource International, Inc. "We are executing well against our internal projections and our results for the past two quarters have been strong," said Len. "We continue to believe that our stock price is not a proper reflection of our market value. Because both the overall market and our peer segments are experiencing extraordinary pricing pressure, our recent performance improvements have not yet been reflected in our share prices, and thus have not benefited our shareholders. We feel it is important to have the ability to continue to repurchase common shares so long as our stock price remains at these levels."

"We do not believe that the depressed market for our stock will last indefinitely. If we can continue to improve our operating results, including profitability increases in 2003, we believe we will eventually see upward pressure on our stock price. Buying back shares to reduce supply should be a major benefit to our shareholders when that happens." The stock repurchase program expires on June 30, 2003.

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BioSource International,  Inc. is a broad based life sciences company focused on providing integrated solutions in the areas of functional genomics, proteomics, and drug discovery through the development, manufacturing, marketing and distribution of unique biologically active reagent systems which facilitate, enable and accelerate pharmaceutical development and biomedical research.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying patterns issues, one-time events and other important factors disclosed previously and from time to time our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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